REGISTRATION RIGHTS AGREEMENT

by and among

CenturyLink, Inc.

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Dated as of March 19, 2015

Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 19, 2015, by and among CenturyLink, Inc., a Louisiana corporation (the “Company”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (collectively, the “Initial Purchasers”), each of whom has agreed to purchase the Company’s 5.625% Senior Notes, Series X, due 2025 (the “Initial Securities”) pursuant to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated March 12, 2015 (the “Purchase Agreement”), between the Company and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Securities, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(j) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest: As defined in Section 5 hereof.

Additional Interest Payment Date: With respect to the Initial Securities, each Interest Payment Date.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date: The date of this Agreement.

Commission: The Securities and Exchange Commission.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

Consummation Target Date: As defined in Section 3(b) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Offer: The registration by the Company under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exempt Resales: Any transactions in which the Initial Purchasers propose to sell the Initial Securities to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Securities Act, and to certain non-U.S. persons pursuant to Regulation S under the Securities Act.

Exchange Securities: The 5.625% Senior Notes, Series X, due 2025, of the same series under the Indenture as the Initial Securities, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

FINRA: Financial Industry Regulatory Authority.

Holders: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: The Indenture, dated as of March 31, 1994, by and between the Company and Regions Bank, as trustee (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana) (the “Trustee”), as such Indenture has been and may be amended or supplemented from time to time in accordance with the terms thereof, including the Tenth Supplemental Indenture dated as of the Closing Date, pursuant to which the Initial Securities are to be issued.

Initial Placement: The issuance and sale by the Company of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchasers: As defined in the preamble hereto.

Initial Securities: As defined in the preamble hereto.

Interest Payment Date: As defined in the Indenture and the Initial Securities.

Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Company filed pursuant to the provisions of this Agreement relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities Act: The Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Transfer Restricted Securities: Each Initial Security, until the earliest to occur of (a) the date on which such Initial Security is exchanged in the Exchange Offer for an Exchange Security entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Initial Security is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein), or (d) the date on which such Initial Security is actually sold pursuant to Rule 144 under the Securities Act.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. Registered Exchange Offer. Subject to the other terms and conditions of this Agreement:

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), the Company shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 270 days after the Closing Date (or if such 270th day is not a Business Day, the next succeeding Business Day), a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable, but in no event later than 330 days after the Closing Date (or if such 330th day is not a Business Day, the next succeeding Business Day), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) The Company shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of the Exchange Offer is mailed to the Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Company shall use its commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 365 days after the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day) (the “Consummation Target Date”).

(c) The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Initial Securities pursuant to the Exchange Offer; provided, however, that such section shall specify that such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in its written policies, rules or regulations after the date of this Agreement.

(d) The Company shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Exchange Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced in writing from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

(e) The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated by the Consummation Target Date, or (iii) any Holder of Transfer Restricted Securities (other than an Initial Purchaser) notifies the Company within ten Business Days following the consummation of the Exchange Offer that, based upon the written advice of counsel, (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, then the Company shall

(x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) on or prior to the earliest to occur of (1) the 30th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement, (2) the 30th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (iii) above, and (3) the 395th day after the Closing Date (or if such 395th day is not a Business Day, the next succeeding Business Day) (such earliest date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline (or if such 90th day is not a Business Day, the next succeeding Business Day).

The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities or Exchange Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the written policies, rules and regulations of the Commission as announced from time to time, for a period of at least one year following the effective date of such Shelf Registration Statement (or such shorter period that will terminate when all the Initial Securities or Exchange Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement).

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within ten Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. Additional Interest. (a) If (i) the Exchange Offer is not Consummated on or prior to the Consummation Target Date, (ii) the Shelf Registration Statement, if required pursuant to Section 4(a) hereof, has not become effective on or prior to the date specified in Section 4(a)(y), or (iii) the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without the Company curing such failure by causing a post-effective amendment to such Registration Statement to be filed and declared effective within 45 days (each such event referred to in clauses (i) through (iii), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 0.50% per annum (“Additional Interest”). Upon the earlier of (i) the date all Registration Defaults relating to any particular Transfer Restricted Securities have been cured or (ii) the date of which all the Notes and Exchange Notes otherwise cease to be Registrable Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

(b) If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by Section 5(a) shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default. Any increase in interest will be payable in cash semiannually in arrears on the same interest payment dates as the Initial Securities and in the same manner as is specified in the Indenture, commencing with the first interest payment occurring after any such Additional Interest commences to accrue.

(c) All obligations of the Company set forth in Section 5(a) hereof that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations under Section 5(a) with respect to such security shall have been satisfied in full. Notwithstanding anything contained herein or in the Indenture to the contrary, the payment of Additional Interest shall be the only remedy available to Holders for any Registration Default. Notwithstanding any other provision of this Agreement, a Holder of Registrable Securities who does not comply with the provisions of Section 4(b) hereof, if applicable, shall not be entitled to receive Additional Interest unless and until such Holder complies with the provisions of such section, if applicable.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall comply with all of the provisions of Section 6(c) hereof, shall use its commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for the Initial Securities. The Company hereby agrees to pursue the issuance of such a decision by the staff of the Commission but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling (dated July 2, 1993), and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), the Company shall, subject to Section 5(d) hereof:

(i) use its commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) use its commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders named in any Registration Statement promptly and, if requested in writing by such Persons, to confirm such advice in writing, (A) when the Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or condition or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) furnish without charge to each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus, which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least three Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of such Holder or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each selling Holder named in any Registration Statement who requests such document in writing, and to the underwriter(s), if any, and make the Company’s representatives available for discussion of such document prior to the filing thereof;

(vi) make available at reasonable times for inspection by the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by each selling Holder named in any Registration Statement or any of the underwriter(s), all financial records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with the preparation of such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

(vii) if requested in writing by any selling Holders named in any Registration Statement or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein relating to (A) the “Plan of Distribution” of the Transfer Restricted Securities, (B) the principal amount of Transfer Restricted Securities being sold to such underwriter(s), (C) the purchase price being paid therefor and (D) any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Initial Securities covered thereby or the underwriter(s), if any;

(ix) furnish or make available, upon written request, to each selling Holder named in any Registration Statement and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits;

(x) deliver to each selling Holder named in any Registration Statement and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request in writing; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi) enter into such commercially reasonable agreements (including an underwriting agreement), and make such customary representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement required to be filed by this Agreement, all to such extent as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and in connection therewith, the Company shall:

(A) furnish to each selling Holder named in the Shelf Registration Statement and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings:

(1) a certificate signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in paragraph (ii) of Section 5(i) of the Purchase Agreement and such other matters as such parties may reasonably request;

(2) an opinion or opinions of counsel for the Company covering the matters set forth in Section 5(f) of the Purchase Agreement, including the “negative assurances” paragraph contemplated by the opinion to be furnished thereunder; and

(3) a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 5(h) of the Purchase Agreement;

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this Section 6(c)(xi), if any.

If at any time the representations and warranties of the Company contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct in any material respect, the Company shall so advise the underwriter(s), if any, and each selling Holder named in any Registration Statement promptly and, if requested by such Persons, shall confirm such advice in writing;

(xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders named in any Registration Statement, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xiii) use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) hereof;

(xiv) if any fact, condition or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred and remain in effect, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xv) provide a CUSIP number for all Initial Securities and Exchange Securities not later than the effective date of the Registration Statement covering such Initial Securities and Exchange Securities and provide the Trustee under the Indenture with printed certificates for such Initial Securities and Exchange Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Initial Securities and Exchange Securities are eligible for deposit with The Depository Trust Company;

(xvi) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xvii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement; and

(xix) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

(d) Permitted Delays. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company (i) of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof or (ii) that the Board of Directors of the Company has a bona fide business purpose for doing so, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such

Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) or this Section 6(d) to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether (1) a Registration Default has occurred pursuant to Section 5 hereof or (2) Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone communications; (iv) all fees and disbursements of counsel for the Company and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Holders of Transfer Restricted Securities being tendered in the Exchange Offer or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. Indemnification.

(a) The Company will indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and will reimburse each such Indemnified Holder for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information relating to any of the Holders furnished to the Company in writing by any of the Holders expressly for use therein.

(b) Each Holder of Transfer Restricted Securities, severally, but not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement or Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information relating to such Holder furnished to the Company in writing by such Holder expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from any liability which it may have to any indemnified party under such subsection unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses and (ii) will not, in any event, relieve the indemnifying party from any obligation to any indemnified party otherwise than under the indemnification obligation provided under subsection (a) or (b) above. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (x) the indemnifying party and such indemnified party shall have mutually agreed to the employment of such counsel, (y) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party and such indemnified party shall have been advised by such counsel that a conflict of interest between the indemnifying party and such indemnified party may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and also the indemnified party and (z) such indemnified party has reasonably concluded that there are or likely may be legal defenses available to the indemnified party that are different from or in addition to those available to the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties), in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) of this Section 8 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other from the Initial Placement (which in the case of the Company shall be deemed to be equal to the total gross proceeds to the Company from the Initial Placement) and the Registration Statement which resulted in such losses, claims, damages, liabilities, judgments, actions or expenses. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) of this Section 8 and the indemnifying party has been prejudiced in any material respect by such failure, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holders on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the discount received by such Holder with respect to the Securities. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Holders in this Section 8(d) to contribute are several in proportion to the respective principal amount of Securities held by each of the Holders hereunder and not joint.

SECTION 9. Reserved.

SECTION 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company and will be compensated by the Holders of Transfer Restricted Securities.

SECTION 12. Miscellaneous.

(a) Remedies. The Company hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Since January 1, 2010, the Company has not entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(c)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Company:

100 CenturyLink Drive

Monroe, Louisiana 71203

Telecopier No.: (318) 388-9488

Attention: Stacey W. Goff, Esq., Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

With a copy to:

Jones Walker L.L.P.

201 St. Charles Avenue, 51st Floor

New Orleans, Louisiana

70170-5100

Telecopier No.: (504) 589-8386

Attention: Kenneth J. Najder

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CENTURYLINK, INC.

By:	/s/ Stacey W. Goff
	Name:	Stacey W. Goff
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Scott Tolchin
Name: Scott Tolchin
Title: Managing Director

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Ross MacIntyre
Name: Ross MacIntyre
Title: Managing Director

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Noah Roth
Name: Noah Roth
Title: Vice President

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Marc A. Birenbaum
Name: Marc A. Birenbaum
Title: Managing Director

[Signature Page to Registration Rights Agreement]